UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2018

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, Liberty Tax, Inc. (the “Company”) received a written consent executed by stockholders representing a majority of the outstanding shares of the Company’s Class A Common Stock electing the following five persons as directors of the Company to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified.

The Company anticipates filing an Information Statement on Schedule 14f-1 (the “Information Statement”) with the Securities and Exchange Commission and disseminating the Information Statement to its stockholders, which will contain additional information regarding these directors. The election of these new directors to the Board will become effective at the close of business on the tenth day following the dissemination of the Information Statement to the Company’s stockholders.

There are no related party transactions involving these director nominees that are reportable under Item 404(a) of Regulation S-K and except pursuant to the written consent described above, there is no arrangement or understanding with any person pursuant to which these directors were appointed as members of the Board.

Brian R. Kahn

Brian R. Kahn, age 44, founded and has served as the investment manager of Vintage Capital Management, LLC (“VCM”) and its predecessor, Kahn Capital Management, LLC, since 1998. VCM is a value-oriented, operations-focused, private and public equity investor specializing in the consumer, aerospace and defense, and manufacturing sectors. Mr. Kahn was the Chairman of the board of directors of API Technologies Corp. (“API Technologies”), a designer and manufacturer of high performance systems, subsystems, modules and components for technically demanding RF, microwave, millimeter wave, electromagnetic, power and security applications, from January 2011 until April 2016; he also served as Chief Executive Officer from January 2011 to August 2012. Since January 2018, Mr. Kahn has been a director of Babcock & Wilcox Enterprises, Inc. (“Babcock & Wilcox”), a global leader in energy and environmental technologies and services for the power and industrial markets. From May 2014 until August 2015, Mr. Kahn was a director of Aaron’s, Inc., a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories. From October 2011 to July 2012, Mr. Kahn was a director of Integral Systems, Inc., a provider of products, systems and services for satellite command and control, telemetry and digital signal processing, data communications, enterprise network management and communications information assurance. From September 2009 to April 2010, Mr. Kahn was the Chairman of White Electronic Designs Corporation, a provider of sophisticated multi-chip semiconductor packages, high-efficiency memory devices and build-to-print electromechanical assemblies for defense and aerospace applications. Mr. Kahn received a B.A. from Harvard University.

Andrew M. Laurence

Andrew M. Laurence, age 43, is a partner of VCM. Mr. Laurence joined VCM in January 2010 and is responsible for all aspects of its transaction sourcing, due diligence and execution. Mr. Laurence served as Corporate Secretary of API Technologies from January 2011 until February 2016; he also served as Vice President of Finance and Chief Accounting Officer from January 2011 to June 2011. Since January 2015, Mr. Laurence has been a director and member of the audit committee of IEC Electronics Corp., a provider of electronic manufacturing services to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. Since 2013, Mr. Laurence has also served as a director of Energes Services, LLC, an oilfield services company located in Colorado. He is also the Manager of East Coast Welding & Fabrication, LLC and a director of Beth Israel Deaconess Hospital – Milton. Mr. Laurence received a B.A. from Harvard University.

Matthew Avril

Matthew Avril, age 57, is a self-employed consultant. He is currently a member of the strategic advisory board of VCM. Since January 2018, he has been a director of Babcock & Wilcox. From November 2016 to March 2017, he served as Chief Executive Officer of Diamond Resorts International, Inc., a company in the hospitality and vacation ownership industries. From July 2014 until June 2016, Mr. Avril was a director of Aaron’s, Inc. From March 2011 to April 2016, Mr. Avril was a director of API Technologies. From February 2015 to March 2016, he was consultant to and Chief Executive Officer-elect for Vistana Signature Experiences, Inc. (“Vistana”), a vacation ownership business. Previously, he served as President, Hotel Group, for Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), an international hotel and leisure company, from August 2008 to July 2012. From 2002 to 2008, he served in a number of executive leadership positions with Starwood, and from 1989 to 1998, held various senior leadership positions with Vistana. Mr. Avril is a Certified Public Accountant (inactive status). Mr. Avril received a B.S. from the University of Miami.

Bryant R. Riley

Bryant R. Riley, age 51, has served as Chief Executive Officer and Chairman of B. Riley Financial, Inc. (“B. Riley”), a leader in providing a diverse suite of financial services and solutions for public and private companies as well as high net worth individuals, since June 2014, and as a director since August 2009. Since July 3, 2017, Mr. Riley has served as Co-Chief Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC). Previously, Mr. Riley served as the Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 and served as Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006. He also previously served on the boards of Cadiz Inc. from April 2013 to June 2014, Strasbaugh from July 2010 to August 2013, and STR Holdings, Inc. from March 2014 to August 2014. He also served on the board of directors for several private companies. Mr. Riley received a B.S. from Lehigh University.

Kenneth M. Young

Kenneth M. Young, age 54, currently serves as President of B. Riley. In addition, Mr. Young serves as Chief Executive Officer for B. Riley Principal Investments, a wholly-owned subsidiary of B. Riley, which acquires, invests and operates harvest opportunities across several verticals, including communications, media, construction, and retail, with a focus on maximizing cash flows through operational expertise. Mr. Young has served on the boards of Orion Energy Systems, Inc., a manufacturer of high quality, industry leading LED lighting products, since August 2017, Globalstar, Inc., a provider of mobile satellite services, since September 2015, and bebe stores, inc., a global brand clothing retailer, since January 2018. He also served on the boards of Proxim Wireless Corporation from December 2016 until July 2018, Special Diversified Opportunities Inc. from March 2015 until May 2017, where he also served on the compensation committee, and B. Riley from December 2014 to September 2016, where he was the chair of the audit committee and served on the compensation committees and governance committees. Mr. Young has 30 years of operational, executive and director experience primarily within the communications and finance industry. Previously, he served as Chief Marketing Officer and Chief Operating Officer of the Americas at Lightbridge Communications Corporation (“LCC”) from 2006 to 2008 before serving as President and Chief Executive Officer from 2008 to 2016. Prior to joining LCC, Mr. Young held various senior executive positions with multiple corporations, including Liberty Media’s TruePosition Location Services subsidiary. Additionally, Mr. Young held senior positions within Cingular Wireless, SBC Wireless, Southwestern Bell Telephone and AT&T as part of his 16-year tenure within the now combined AT&T Corporation. Mr. Young holds a B.S. from Graceland University and an MBA from the University of Southern Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: August 14, 2018	By:	/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer